SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Cubed, Inc.

(Exact name of registrant as specified in its charter)

Nevada	37-1603977
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

830 S. 4th Street
Las Vegas, NV	89101
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-171371 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-171371) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation(1)
3.2	By-laws(1)
3.3	Certificate of Amendment(3)
3.4	Certificate of Change(3)
5.1	Opinion of Rory Vohwinkel, Esq., with consent to use(1)
9.1	Intellectual Property Purchase Agreement by and between the Company and Crackpot dated March 21, 2014.(4)
10.1	Quitclaim Deed for Check and Checkmate Claims(2)
10.2	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations(5)
10.3	Master Services Agreement with Oasis Marketing Solutions, LLC(6)
10.4	Master Services Agreement with Scorpio Media, LLC(6)
10.5	Share Exchange Agreement (with WikiTechnologies, Inc.) (7)
23.1	Consent of Independent Registered Public Accounting Firm (2)
99.1	Consent of Charles P. Watson, California Professional Geologist #7818(2)

(1)	Incorporated by reference to the Registration Statement filed on Form S-1 on December 23, 2010
(2)	Incorporated by reference to the Registration Statement filed on Form S-1 on January 27, 2011
(3)	Incorporated by reference to the Current Report filed on Form 8-K on March 14, 2014
(4)	Incorporated by reference to the Current Report filed on Form 8-K on March 24, 2014
(5)	Incorporated by reference to the Current Report filed on Form 8-K on March 26, 2014
(6)	Incorporated by reference to the Current Report filed on Form 8-K on May 7, 2014
(7)	Incorporated by reference to the Current Report filed on Form 8-K on May 27, 2014

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: June 30, 2014

Cubed, Inc.

By: /s/ Joseph White

Joseph White

Title: Chief Executive Officer

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